102 South Main Street
Greenville, SC 29601
864.241.1557

The South Financial Group Reports Second Quarter Results

GREENVILLE, SC – July 20, 2010 – The South Financial Group, Inc. (NASDAQ: TSFG) today reported a second quarter 2010 net loss available to common shareholders of $314.9 million, or $(1.46) per diluted share. Included in second quarter 2010 results is a non-operating, non-cash goodwill impairment charge of $214.1 million, or $(0.99) per diluted share, representing the write-off of remaining goodwill amounts attributable to TSFG’s Carolinas Banking segment and insurance operations. The net loss available to common shareholders, excluding the goodwill impairment charge, of $100.8 million, or $(0.47) per diluted share, compares to a net loss available to common shareholders of $85.8 million, or $(0.40) per diluted share, for first quarter 2010. Reconciliations of GAAP-reported results to operating results are provided in the attached financial highlights.

“Our second quarter results are in line with our previous forecasts, with credit costs remaining elevated as expected given the continuing economic cycle,” said H. Lynn Harton, President and CEO of The South Financial Group.  “Our previously announced merger with TD Bank is progressing well through the various approval processes and we currently anticipate the transaction closing in September, subject to shareholder and regulatory approval,” added Harton.

Key points for second quarter included:

-	GAAP results include net gains on sales of securities and a non-cash goodwill impairment charge

•
TSFG sold $255 million of available-for-sale securities during the second quarter and is in the process of liquidating a significant portion of the remaining investment portfolio to enhance capital and liquidity subsequent to June 30, 2010; these actions resulted in a net gain of $10.5 million during the second quarter

•
A $214.1 million non-cash goodwill impairment charge related to the write-off of the remaining goodwill amounts attributable to the Carolinas Banking segment and insurance operations based on the implied valuation of TSFG using the proposed merger consideration; this non-operating, non-cash charge did not significantly impact our operations, liquidity or regulatory capital

-	Based on capital ratios at June 30, 2010, Carolina First Bank is considered “adequately capitalized” under applicable regulatory definitions

•
At June 30, 2010, TSFG’s preliminary Tier 1 capital ratio, Total risk-based capital ratio and Leverage ratio were 8.52%, 10.24% and 6.11%, respectively, and Carolina First Bank’s preliminary regulatory capital ratios were 8.24%, 9.85%, and 5.90%, respectively (compared to the “adequately capitalized” requirements of 4.00%, 8.00% and 4.00%, respectively)

•	Tangible common equity ratio declined to 2.33% from 2.90% at March 31, 2010
•	Tangible common book value per common share was $1.25 at June 30, 2010, down from $1.64 at March 31, 2010
•
The proposed merger is expected to provide TSFG with the additional capital required by our previously disclosed regulatory orders, which require capital levels in excess of the regulatory “well-capitalized” thresholds

-	Credit costs continue to stabilize in our Florida markets while the Carolinas continue to show deterioration primarily related to on-going residential construction stress

•	Nonperforming loans increased to $460.6 million from $374.2 million in first quarter 2010
•	Net charge-offs were consistent with expectations, increasing to $93.7 million from $87.8 million in the prior quarter
•
Florida-related commercial nonperforming loans declined modestly, reflecting the fifth consecutive quarterly decline while net charge-offs improved for the third consecutive quarter; however, nonperforming loans and net charge-offs in the Carolinas increased from last quarter, reflecting the continued deterioration in TSFG’s coastal South Carolina and western North Carolina residential construction portfolios

•
The provision for credit losses of $113.9 million was in line with management expectations and exceeded net charge-offs by $20.2 million, increasing the allowance for credit losses to 5.23% of loans held for investment compared to 4.75% in first quarter 2010

•	Potential problem loans decreased to $885.8 million from $944.3 million at March 31, 2010
•	Loan sales continued to decline from 2009 levels and further declined from $55 million in first quarter 2010 to $22 million during second quarter 2010
•	Nonaccrual inflows were $229 million for second quarter 2010, compared to $110 million for first quarter 2010

•	Following is a summary of quarterly trends in nonperforming loans and net charge-offs:
	Nonperforming Loans			Net Charge-Offs
	2Q 2010	1Q 2010	4Q 2009	2Q 2010	1Q 2010	4Q 2009
Commercial
South Carolina	$ 170.1	$ 108.9	$120.0	$ 31.6	$ 19.5	$ 43.1
North Carolina	106.9	79.7	84.9	31.7	13.0	18.0
Florida	147.4	148.2	156.7	19.7	44.3	61.8
Consumer	4.5	6.1	7.2	5.3	6.3	9.1
Lot Loans	11.3	9.3	9.1	3.5	2.9	5.1
Mortgage	20.4	22.0	21.1	1.9	1.6	5.8
Total	$ 460.6	$ 374.2	$ 399.0	$ 93.7	$ 87.8	$ 142.9

“Credit quality continues to reflect the ongoing stress in the residential construction sector and movement from Florida into coastal South Carolina and western North Carolina.  The retail portfolios reflect ongoing economic stabilization but improvement remains subdued,” stated Rob Edwards, Chief Credit Officer.

-	Excess cash reserves and securities provide a strong liquidity position but negatively impacted the net interest margin

•	Excess cash reserves and unpledged securities totaled $1.9 billion at June 30, 2010, compared to $2.2 billion at March 31, 2010
•
Customer funding totaled $7.9 billion at June 30, 2010, compared to $8.1 billion at March 31, 2010 reflective of seasonal declines in public funds of approximately $160 million and continued pricing discipline on money market accounts, which declined $115 million; time deposits increased approximately $187 million

-	Operating results continue to be negatively impacted by credit-related and liquidity costs and reduced earning asset levels

•	Net interest income declined by $4.1 million during the quarter from lower outstanding loan balances while the net interest margin declined to 2.55% from 2.75%
•	Liquidity-related costs accounted for approximately 12 basis points of the margin decline while credit-related items accounted for 7 basis points of the margin decline
•
Operating noninterest income increased $5.0 million linked-quarter, from $21.5 million to $26.5 million as a result of higher BOLI income and lower credit valuation adjustments on customer swaps as well as increases in customer-related revenues

•
Operating noninterest expenses, excluding credit-related and regulatory costs, increased $1.8 million to $67.3 million reflecting the absence of certain employee benefit adjustments in first quarter 2010

•	Included in first and second quarter operating noninterest expenses was $1.6 million and $1.4 million of expenses, respectively, related to the proposed merger and capital-raising activities
•	Credit-related and regulatory costs increased $6.7 million to $24.0 million from $17.3 million in first quarter 2010

“We continue to work on improving loan pricing while continuing to lower funding costs, which have been offset by our ongoing liquidity initiatives. We also continue to focus on maintaining core customer revenues while lowering our overall controllable expense base. As previously announced, we reduced FTEs to 2,066 at June 30, 2010 from 2,144 at March 31, 2010,” stated James R. Gordon, Chief Financial Officer.

Net Interest Income and Average Balance Sheet
Second quarter 2010 net interest income decreased $4.1 million to $69.5 million from $73.5 million in first quarter 2010 as a result of continued contraction in outstanding loan balances, increased liquidity and higher interest reversals from loans placed on nonaccrual status, partially offset by lower funding costs and one additional day as compared to the prior quarter.

The tax-equivalent net interest margin for second quarter 2010 decreased to 2.55%, down 20 basis points from 2.75% for first quarter 2010. The margin decline was primarily driven by TSFG’s ongoing liquidity positioning (approximately 12 basis points) and higher levels of nonperforming assets and nonaccrual interest reversals (approximately 7 basis points).

Second quarter 2010 average loans decreased $369.2 million, or 4.5% linked-quarter, to $7.9 billion, and period-end loans held for investment decreased $344.3 million. For internal management purposes, TSFG segregates its loan portfolio into core ($6.6 billion at period-end) and non-core ($1.0 billion at period-end) loans, principally based on its ability to establish or expand a banking relationship. During second quarter 2010, period-end core loans declined $215.7 million, or 3.2% linked-quarter, while non-core loans declined $128.6 million, or 11.0% linked-quarter ($1.6 billion since the beginning of 2009).

Second quarter 2010 average securities increased $157.7 million, or 7.4% linked-quarter, to $2.3 billion as excess cash was redeployed in short-term investments. Period-end securities declined $174.7 million to $2.1 billion, reflecting securities sales that occurred late in the second quarter. Subsequent to June 30, 2010, TSFG sold $1.2 billion of additional securities at an estimated realized gain of $35.6 million. All sales proceeds were reinvested in short-term, highly liquid securities.

Second quarter average core deposits (noninterest-bearing, interest checking, money market, and savings) decreased $209.1 million, or 4.6% linked-quarter, and period-end core deposits decreased $302.0 million. Second quarter 2010 average customer funding levels (defined as total deposits less brokered deposits plus customer sweep accounts) increased $174.0 million, or 2.2% linked-quarter, as increases in certificates of deposit, savings and demand deposits more than offset the decline in money market, interest checking and customer sweep accounts. Second quarter 2010 average wholesale borrowings, including brokered deposits and excluding customer sweep accounts, decreased $3.7 million, while period-end wholesale borrowings decreased $213.9 million.

Noninterest Income
Operating noninterest income for second quarter 2010 totaled $26.5 million, up $5.0 million from first quarter 2010. The increase was largely attributable to a $2.0 million increase in BOLI income, a $2.0 million decrease in credit valuation adjustments on customer swaps, as well as higher customer fee and mortgage income.

Total noninterest income, including non-operating items, was $37.0 million for second quarter 2010, compared with $21.1 million for first quarter 2010.

Second quarter non-operating items include $11.5 million of gains on sales of available-for-sale securities, partially offset by $1.0 million of other-than-temporary impairment write-downs for securities in an unrealized loss position at June 30, 2010 for which a decision to sell was made prior to the end of the quarter, resulting in a net gain on sales of investment securities of $10.5 million for the quarter.

Non-operating noninterest income items for first quarter 2010 included a $0.4 million net loss on securities, primarily due to the write-down of certain equity investments.

Noninterest Expenses
Operating noninterest expenses totaled $91.3 million for second quarter 2010, an $8.5 million linked-quarter increase from $82.8 million for first quarter 2010, due to higher credit-related expenses, FDIC insurance premiums and personnel costs.

Excluding the impact of credit-related expenses and FDIC insurance premiums, all other operating noninterest expenses increased $1.8 million, or 2.8%, linked-quarter, driven by the absence of $2.1 million of accrual reversals related to the restructure of certain executive retirement plans during the first quarter. Full-time equivalent employees totaled 2,066 at June 30, 2010, down from 2,144 at March 31, 2010.

Credit-related noninterest expenses, which include loan collection and foreclosed asset expenses, gains or losses on nonmortgage loans held for sale, losses on other real estate owned, and FDIC insurance premiums increased $6.7 million linked-quarter, primarily from increases in OREO write-downs, a full quarter of higher FDIC insurance premiums and increases in loan collection costs.

Total noninterest expenses, including non-operating items, were $305.5 million for second quarter 2010, compared with $83.7 million for first quarter 2010.

Second quarter 2010 non-operating noninterest expense includes $214.1 million of non-cash goodwill impairment write-downs related to TSFG’s Carolinas Banking segment and insurance operations. The impairment charge was the result of TSFG’s annual goodwill impairment evaluation reflecting the valuation of the company implied by the merger agreement with TD Bank. First quarter 2010 non-operating noninterest expense items included $0.9 million of severance-related benefits associated with staff reduction initiatives implemented in March 2010.

Credit Quality

The following table shows the loan and credit quality composition at June 30, 2010 (dollars in millions):

Outstanding Balance		Nonaccrual Loans HFI	QTD Net Charge-Offs	30-Day Past Due %
C&I	$ 1,797	$ 79	$ 32.1	2.20%
Owner-occupied CRE	1,270	51	4.2	1.15%
Completed income property	2,065	100	19.1	2.40%
Commercial development	389	43	(0.5)	0.49%
Residential construction	705	152	28.2	4.36%
Indirect-Sales finance	179	-	1.3	0.95%
Home equity	773	4	3.2	0.99%
Mortgage (a)	401	32	5.3	9.93%
Other	79	-	0.8	1.00%
Total Loans HFI at June 30, 2010	$ 7,658	$ 461	$ 93.7	2.43%
Total Loans HFI at March 31, 2010 (b)	$ 8,003	$ 374	$ 87.8	1.81%
(a) Includes Consumer Lot Loans of $121 million.
(b) For March 31, 2010 comparisons, refer to page 5 of the Investor Presentation included as Exhibit 99.3 to TSFG’s Form 8-K as filed with the Securities and Exchange Commission on April 20, 2010.

At June 30, 2010, nonperforming loans held for investment totaled $460.6 million, an $86.4 million increase from $374.2 million at March 31, 2010, as stabilization in TSFG’s Florida markets was offset by deterioration in our coastal South Carolina and western North Carolina residential construction portfolios. Nonperforming asset balances also increased from first quarter 2010, increasing $89.7 million to $608.0 million at June 30, 2010. Nonperforming assets as a percentage of total assets increased to 5.25% at June 30, 2010 from 4.17% at March 31, 2010. Sales of nonperforming assets were $38.7 million in second quarter 2010.

The provision for credit losses for second quarter 2010 totaled $113.9 million, compared with $95.1 million for first quarter 2010. The provision increased the overall allowance for credit losses to $400.7 million, or 5.23% of loans held for investment, up from $380.5 million, or 4.75% of loans held for investment, at March 31, 2010. The allowance coverage of nonperforming loans held for investment decreased to 0.86 times at June 30, 2010 from 1.00 times at March 31, 2010.

Net loan charge-offs in second quarter 2010 increased $5.9 million to $93.7 million, or 4.78% annualized, of average loans held for investment, from $87.8 million, or 4.32% annualized, for first quarter 2010. Commercial net charge-offs were the primary driver of the second quarter increase. Retail losses remained stable with first quarter net charge-offs of approximately $11 million.

General Information
The South Financial Group is a bank holding company focused on serving small businesses, middle market companies, and retail customers in the Carolinas and Florida. At June 30, 2010, it had approximately $11.6 billion in total assets and 176 branch offices. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), and in Florida (as Mercantile Bank). At June 30, 2010, approximately 44% of TSFG’s total customer deposits were in South Carolina, 45% were in Florida, and 11% were in North Carolina. Investor information is available at www.thesouthgroup.com.

More Information About The Merger And Where To Find It

The proposed merger will be submitted to TSFG shareholders for their consideration. TD has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-4 that includes a preliminary proxy statement of TSFG that also constitutes a preliminary prospectus of TD.  TSFG will mail the definitive proxy statement-prospectus to its shareholders.  You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain free copies of these documents by contacting TSFG, as follows:  Investor Relations, Attn: Brian Wildrick, 104 South Main Street, Poinsett Plaza - 6th Floor, Greenville, SC  29601.

TSFG shareholders and other investors are urged to read the preliminary proxy statement-prospectus and the definitive proxy statement-prospectus when it becomes available because they describe the proposed merger and contain other important information.
The South Financial Group, Inc., The Toronto-Dominion Bank, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information about TSFG’s directors and executive officers and their ownership of TSFG common stock is contained in the definitive proxy statement for TSFG’s 2009 annual meeting of shareholders, as filed by TSFG with the SEC on Schedule 14A on April 7, 2010.  Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2009, which was filed with the Securities and Exchange Commission on December 3, 2009 and its notice of annual meeting and proxy circular for its most recent annual meeting, which was filed with the Securities and Exchange Commission on February 25, 2010. The proxy statement-prospectus for the proposed merger provides more information about participants in the solicitation of proxies from TSFG shareholders.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements
This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income (loss) and operating measures, which exclude gains or losses on certain items deemed not to reflect core operations and goodwill impairment charges. TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes non-GAAP measures in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. They also include such items as return goals, loan growth, loan sales, customer funding growth, expense control, goodwill impairment, income tax rate and deferred tax assets, expected financial results for acquisitions, noninterest income, adequacy of capital and future capital levels, factors that will affect credit quality and the net interest margin, effectiveness of its hedging strategies, risks and effects of changes in interest rates, effects of future economic conditions, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

This news release contains forward-looking statements about TSFG and the proposed transaction between TSFG and TD. There are several factors – many beyond TSFG’s control – that could cause actual results to differ significantly from expectations described in the forward-looking statements. Among these factors are the receipt of necessary regulatory approvals, the approval of TSFG’s shareholders and other conditions to the completion of the pending merger with TD. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.  For a discussion of factors that may cause actual results to differ from expectations, refer to TSFG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and Annual Report on Form 10-K for the year ended December 31, 2009, including information incorporated into TSFG’s 10-K from its 2009 annual report, filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.  For a discussion of certain risks relating to the pending merger with TD, see “More Information About The Merger And Where To Find It” above.

CONTACT:
James R. Gordon, Senior EVP & Chief Financial Officer (864) 552-9050
Roy D. Jones, EVP – Director of Finance and Investor Relations (864) 241-1557

PAGE 1, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
	Three Months Ended						% Change 6/30/10 vs.
									3/31/10
	6/30/10		3/31/10		6/30/09		3/31/10		Annualized		6/30/09
EARNINGS SUMMARY
Net interest income (tax-equivalent)	$69,528		$73,650		$87,046		(5.6	) %	(22.4	) %	(20.1)%
Less: tax-equivalent adjustment	60		125		1,116		(52.0)		(208.6)		(94.6)
Net interest income	69,468		73,525		85,930		(5.5)		(22.1)		(19.2)
Provision for credit losses	113,884		95,123		131,337		19.7		79.1		(13.3)
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	26,478		21,521		27,692		23.0		92.4		(4.4)
Gain (loss) on securities	10,487		(389)		4,580		n/m		n/m		n/m
Non-operating noninterest income (loss)	10,487		(389)		4,580		n/m		n/m		n/m
Total noninterest income	36,965		21,132		32,272		74.9		300.5		14.5
Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	91,335		82,775		112,763		10.3		41.5		(19.0)
Goodwill impairment	214,118		-		2,511		n/m		n/m		n/m
Severance related benefits	-		878		829		n/m		n/m		n/m
Impairment of long lived assets	-		-		17,376		n/m		n/m		n/m
FDIC special assessment	-		-		5,700		n/m		n/m		n/m
Gain on early extinguishment of debt	-		-		(2,991)		n/m		n/m		n/m
Non-operating noninterest expenses	214,118		878		23,425		n/m		n/m		n/m
Total noninterest expenses	305,453		83,653		136,188		n/m		n/m		n/m
Income (loss) before income taxes	(312,904)		(84,119)		(149,323)		n/m		n/m		n/m
Income tax expense (benefit)	(3,359)		(3,525)		(59,647)		n/m		n/m		n/m
Net income (loss)	(309,545)		(80,594)		(89,676)		n/m		n/m		n/m
Preferred stock dividends and other (1)	(5,358)		(5,235)		(21,809)		n/m		n/m		n/m
Net income (loss) available to common shareholders	$(314,903)		$(85,829)		$(111,485)		n/m	%	n/m	%	n/m %

Per common share data:
Basic earnings (loss)	$(1.46)		$(0.40)		$(1.23)		n/m	%	n/m	%	n/m %
Diluted earnings (loss)	(1.46)		(0.40)		(1.23)		n/m		n/m		n/m
Cash dividends declared per common share	-		-		0.01		n/m		n/m		n/m
Average common shares outstanding:
Basic	215,987,294		215,522,634		90,986,862		0.2%		0.9%		137.4%
Diluted	215,987,294		215,522,634		90,986,862		0.2		0.9		137.4
PERFORMANCE RATIOS:
Total revenue:
GAAP (2)	$106,433		$94,657		$118,202		12.4%		49.9%		(10.0)%
Operating (3)	96,006		95,171		114,738		0.9		3.5		(16.3)
Return on average assets (4)	(10.35	) %	(2.74	) %	(2.75	) %
Return on average common equity (5)	(225.95)		(54.11)		(43.79)
Return on average equity (4)	(138.91)		(33.37)		(23.36)
Net interest margin (tax-equivalent)	2.55		2.75		2.94
Cash operating efficiency ratio (6)	84.30		80.14		77.69

(1)	For the quarter ended June 30, 2009, included $14.0 million for the value of common shares recorded as an inducement for early conversion of mandatorily convertible preferred stock.
(2)	The sum of net interest income and noninterest income.
(3)	The sum of tax-equivalent net interest income and operating noninterest income.
(4)	Return on average assets and return on average equity are calculated as net income (loss) divided by either average assets or average total equity.
(5)	Return on average common equity is calculated as net income (loss) available to common shareholders divided by average common equity.
(6)
The cash operating efficiency ratio is calculated as operating noninterest expenses before gain/loss on OREO, loss on nonmortgage loans held for sale, and amortization of intangibles divided by the sum of tax-equivalent net interest income and operating noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
	Six Months Ended
	6/30/10	6/30/09	% Change
EARNINGS SUMMARY
Net interest income (tax-equivalent)	$143,178	$173,267	(17.4)%
Less: tax-equivalent adjustment	185	2,319	(92.0)
Net interest income	142,993	170,948	(16.4)
Provision for credit losses	209,007	273,964	(23.7)
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	47,999	54,387	(11.7)
Gain (loss) on securities	10,098	1,626	n/m
Non-operating noninterest income (loss)	10,098	1,626	n/m
Total noninterest income	58,097	56,013	3.7
Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	174,110	202,380	(14.0)
Goodwill impairment	214,118	2,511	n/m
Severance related benefits	878	829	n/m
Impairment of long lived assets	-	17,376	n/m
FDIC special assessment	-	5,700	n/m
(Gain) loss on early extinguishment of debt	-	(3,043)	n/m
Loss on repurchase of auction rate securities	-	676	n/m
Non-operating noninterest expenses	214,996	24,049	n/m
Total noninterest expenses	389,106	226,429	71.8
Income (loss) before income taxes	(397,023)	(273,432)	n/m
Income tax expense (benefit)	(6,884)	(109,353)	n/m
Net income (loss)	(390,139)	(164,079)	n/m
Preferred stock dividends and other (1)	(10,593)	(38,217)	n/m
Net income (loss) available to common shareholders	$(400,732)	$(202,296)	n/m %

Per common share data:
Basic earnings (loss)	$(1.86)	$(2.34)	n/m
Diluted earnings (loss)	(1.86)	(2.34)	n/m
Cash dividends declared per common share	-	0.02	n/m
Average common shares outstanding:
Basic	215,756,248	86,629,235	149.1%
Diluted	215,756,248	86,629,235	149.1
PERFORMANCE RATIOS:
Total revenue:
GAAP (2)	$201,090	$226,961	(11.4)%
Operating (3)	191,177	227,654	(16.0)
Return on average assets (4)	(6.58)%	(2.48)%
Return on average common equity (5)	(134.48)	(39.05)
Return on average equity (4)	(84.02)	(21.07)
Net interest margin (tax-equivalent)	2.67	2.88
Cash operating efficiency ratio (6)	82.23	77.09

(1)	For the six months ended June 30, 2009, included $20.5 million for the value of common shares recorded as an inducement for early conversion of mandatorily convertible preferred stock.
(2)	The sum of net interest income and noninterest income.
(3)	The sum of tax-equivalent net interest income and operating noninterest income.
(4)	Return on average assets and return on average equity are calculated as net income (loss) divided by either average assets or average total equity.
(5)	Return on average common equity is calculated as net income (loss) available to common shareholders divided by average common equity.
(6)
The cash operating efficiency ratio is calculated as operating noninterest expenses before gain/loss on OREO, loss on nonmortgage loans held for sale, and amortization of intangibles divided by the sum of tax-equivalent net interest income and operating noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
				% Change 6/30/10 vs.
					3/31/10
	6/30/10	3/31/10	6/30/09	3/31/10	Annualized	6/30/09
BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$11,999,530	$11,924,946	$13,085,556	0.6%	2.5%	(8.3	) %
Intangible assets	(225,943)	(229,299)	(244,040)	(1.5)	(5.9)	(7.4)
Tangible assets	11,773,587	11,695,647	12,841,516	0.7	2.7	(8.3)

Loans	7,880,965	8,250,159	9,875,268	(4.5)	(17.9)	(20.2)
Securities (1)	2,284,595	2,126,869	1,926,894	7.4	29.7	18.6
Total earning assets	10,947,673	10,827,782	11,875,332	1.1	4.4	(7.8)

Noninterest-bearing deposits	1,111,239	1,088,131	1,074,739	2.1	8.5	3.4
Total deposits (2)	9,567,979	9,360,437	9,265,643	2.2	8.9	3.3
Customer funding (3)	7,956,097	7,782,080	7,673,784	2.2	9.0	3.7
Wholesale borrowings (4)	2,985,708	2,989,364	3,636,319	(0.1)	(0.5)	(17.9)
Total funding	10,941,805	10,771,444	11,310,103	1.6	6.3	(3.3)

Preferred stock	334,811	336,168	518,968	(0.4)	(1.6)	(35.5)
Common equity	558,994	643,325	1,021,053	(13.1)	(52.6)	(45.3)
Shareholders' equity	893,805	979,493	1,540,021	(8.7)	(35.1)	(42.0)
Intangible assets	(225,943)	(229,299)	(244,040)	(1.5)	(5.9)	(7.4)
Tangible equity	667,862	750,194	1,295,981	(11.0)	(44.0)	(48.5)

Loans/total earning assets	72.0%	76.2%	83.2%
Securities/total assets	19.0	17.8	14.7
Customer funding/total funding	72.7	72.2	67.8
Wholesale borrowings/total assets	24.9	25.1	27.8
Loans/customer funding	99.1	106.0	128.7

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$11,962,444	$11,924,946	$13,319,542	0.3%	1.3%	(10.2	) %
Intangible assets	(227,611)	(229,299)	(244,687)	(0.7)	(3.0)	(7.0)
Tangible assets	11,734,833	11,695,647	13,074,855	0.3	1.3	(10.2)

Loans	8,064,542	8,250,159	10,030,953	(2.2)	(9.0)	(19.6)
Securities (1)	2,206,167	2,126,869	2,023,286	3.7	15.0	9.0
Total earning assets	10,799,437	10,827,782	12,054,465	(0.3)	(1.0)	(10.4)

Noninterest-bearing deposits	1,099,749	1,088,131	1,048,217	1.1	4.3	4.9
Total deposits (2)	9,464,781	9,360,437	9,317,030	1.1	4.5	1.6
Customer funding (3)	7,869,569	7,782,080	7,795,697	1.1	4.5	0.9
Wholesale borrowings (4)	2,987,526	2,989,364	3,720,480	(0.1)	(0.2)	(19.7)
Total funding	10,857,095	10,771,444	11,516,177	0.8	3.2	(5.7)

Preferred stock	335,486	336,168	525,662	(0.2)	(0.8)	(36.2)
Common equity	600,926	643,325	1,044,604	(6.6)	(26.4)	(42.5)
Shareholders' equity	936,412	979,493	1,570,266	(4.4)	(17.6)	(40.4)
Intangible assets	(227,611)	(229,299)	(244,687)	(0.7)	(3.0)	(7.0)
Tangible equity	708,801	750,194	1,325,579	(5.5)	(22.1)	(46.5)

Loans/total earning assets	74.7%	76.2%	83.2%
Securities/total assets	18.4	17.8	15.2
Customer funding/total funding	72.5	72.2	67.7
Wholesale borrowings/total assets	25.0	25.1	27.9
Loans/customer funding	102.5	106.0	128.7

(1)	The average balances for investment securities exclude the unrealized gain/loss recorded for available for sale securities.
(2)	Total deposits include brokered deposits.
(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.
(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
				% Change 6/30/10 vs.
					3/31/10
	6/30/10	3/31/10	6/30/09	3/31/10	Annualized	6/30/09
BALANCE SHEET DATA (Period End)
Loans held for sale (1)	$31,457	$13,296	$40,290	n/m %	n/m %	(21.9	) %
Loans held for investment	7,658,395	8,002,694	9,306,009	(4.3)	(17.3)	(17.7)
Allowance for loan losses	(394,155)	(373,146)	(285,290)	5.6	22.6	38.2
Allowance for credit losses	(400,678)	(380,493)	(289,680)	5.3	21.3	38.3
Securities	2,145,352	2,320,003	1,891,102	(7.5)	(30.2)	13.4
Intangible assets	13,690	228,816	240,932	(94.0)	(377.1)	(94.3)
Total assets	11,595,369	12,428,152	12,588,231	(6.7)	(26.9)	(7.9)
Noninterest-bearing deposits	1,100,373	1,109,153	1,099,743	(0.8)	(3.2)	0.1
Total deposits (2)	9,429,153	9,764,170	9,388,652	(3.4)	(13.8)	0.4
Customer funding (3)	7,936,832	8,095,110	7,663,645	(2.0)	(7.8)	3.6
Wholesale borrowings (4)	2,871,794	3,085,691	3,194,596	(6.9)	(27.8)	(10.1)
Total funding	10,808,626	11,180,801	10,858,241	(3.3)	(13.4)	(0.5)
Mandatorily convertible preferred stock	-	4,650	190,026	n/m	n/m	n/m
Perpetual preferred stock	332,943	332,031	329,380	0.3	1.1	n/m
Common equity	283,878	582,969	989,847	(51.3)	(205.8)	(71.3)
Shareholders' equity	616,821	919,650	1,509,253	(32.9)	(132.1)	(59.1)

CAPITAL RATIOS
Tier 1 risk-based capital (preliminary)	8.52%	9.52%	12.36%
Total risk-based capital (preliminary)	10.24	10.83	13.65
Leverage ratio (preliminary)	6.11	7.41	10.30
Tangible equity to tangible assets	5.21	5.66	10.27
Tangible common equity to tangible assets	2.33	2.90	6.07

SHARE DATA
Convertible preferred shares outstanding	-	4,650	190,026	n/m %	n/m %	n/m	%
Common shares outstanding	216,403,004	215,624,517	160,248,170	0.4	1.4	35.0
Common book value per common share (5)	$1.31	$2.70	$6.18	(51.5)	(206.5)	(78.8)
Common tangible book value per common share (5)	1.25	1.64	4.67	(23.8)	(95.4)	(73.2)

OPERATIONS DATA
Branch offices	176	176	177	-%	-%	(0.6	) %
ATMs	194	196	200	(1.0)	(4.1)	(3.0)
Employees (full-time equivalent)	2,066	2,144	2,345	(3.6)	(14.6)	(11.9)

(1)	For the quarter ended June 30, 2009, loans held for sale included $376,000 of nonperforming loans held for sale.
(2)	Total deposits include brokered deposits.
(3)	Customer funding includes total deposits less brokered deposits plus customer sweep accounts.
(4)	Wholesale borrowings include borrowings less customer sweep accounts plus brokered deposits.
(5)
Common book value per common share is calculated as total shareholders equity less preferred stock divided by common shares outstanding.  Common tangible book value per common share also excludes intangible assets.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
							% Change 6/30/10 vs.
									3/31/10
	6/30/10		3/31/10		6/30/09		3/31/10		Annualized		6/30/09
CREDIT QUALITY
Loans held for investment	$7,658,395		$8,002,694		$9,306,009		(4.3	) %	(17.3	) %	(17.7)%
Allowance for loan losses	(394,155)		(373,146)		(285,290)		5.6				38.2
Allowance for credit losses	(400,678)		(380,493)		(289,680)		5.3				38.3

Nonperforming loans held for investment	$460,617		$374,156		$464,565		23.1%				(0.8)%
Nonperforming loans held for sale	-		-		376		-				n/m
Foreclosed property (other real estate owned and personal property repossessions)	147,400		144,128		95,752		2.3				53.9
Nonperforming assets	$608,017		$518,284		$560,693		17.3%				8.4%
Restructured loans not included in nonperforming assets	$75,451		$45,051		$17,291
Nonperforming loans held for investment as a % of loans held for investment	6.01%		4.68%		4.99%
Nonperforming assets as a % of loans and foreclosed property	7.76		6.35		5.94
Nonperforming assets as a % of total assets	5.24		4.17		4.45
Allowance for loan losses as a % of loans HFI	5.15		4.66		3.07
Allowance for credit losses as a % of loans HFI	5.23		4.75		3.11
Allowance for loan losses to nonperforming loans HFI	0.86	x	1.00	x	0.61	x
Loans past due 90 days or more (interest accruing)	$14,150		$3,442		$11,107						27.4%
Average loans held for investment:
Three months ended	7,862,877		8,240,922		9,847,366
Year to date	8,050,855		8,240,922		10,000,260
Net loan charge-offs:
Three months ended	93,699		87,756		120,611		6.8%				(22.3)%
Year to date	181,455		87,756		229,687						(21.0)
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	4.78%		4.32%		4.91%
Year to date	4.55		4.32		4.63

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
	Three Months Ended			% Change 6/30/10 vs.
					3/31/10
	6/30/10	3/31/10	6/30/09	3/31/10	Annualized	6/30/09
NONINTEREST INCOME
Customer fee income	$13,138	$12,565	$12,967	4.6%	18.3%	1.3%
Wealth management income	4,348	4,565	5,477	(4.8)	(19.1)	(20.6)
Mortgage banking income	1,493	1,289	2,050	15.8	63.5	(27.2)
Bank-owned life insurance	4,480	2,444	2,560	83.3	334.1	75.0
Merchant processing income, net	-	-	817	n/m	n/m	n/m
Gain on certain derivative activities	573	59	1,085	n/m	n/m	(47.2)
Other	2,446	599	2,736	n/m	n/m	(10.6)
Operating noninterest income (noninterest income, excluding non-operating items)	26,478	21,521	27,692	23.0	92.4	(4.4)
Non-operating noninterest income (loss)	10,487	(389)	4,580	n/m	n/m	n/m
Total noninterest income	$36,965	$21,132	$32,272	74.9%	300.5%	14.5%
NONINTEREST EXPENSES
Personnel expense	$35,878	$34,348	$43,664	4.5%	17.9%	(17.8)%
Occupancy	9,771	9,700	9,506	0.7	2.9	2.8
Furniture and equipment	6,335	6,606	6,801	(4.1)	(16.5)	(6.9)
Professional services	5,295	5,329	4,351	(0.6)	(2.6)	21.7
Project NOW expense	-	-	281	n/m	n/m	n/m
Advertising and business development	986	1,169	2,109	(15.7)	(62.8)	(53.2)
Telecommunications	1,563	1,536	1,551	1.8	7.1	0.8
Amortization of intangibles	1,008	1,009	1,286	(0.1)	(0.4)	(21.6)
Regulatory assessments	8,708	7,150	6,479	21.8	87.4	34.4
Loan collection and foreclosed asset expense	5,940	4,692	7,247	26.6	106.7	(18.0)
Loss on nonmortgage loans held for sale	-	-	9,461	n/m	n/m	n/m
Loss on OREO	9,394	5,492	12,873	n/m	n/m	n/m
Other	6,457	5,744	7,154	12.4	49.8	(9.7)
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	91,335	82,775	112,763	10.3	41.5	(19.0)
Non-operating noninterest expenses	214,118	878	23,425	n/m	n/m	n/m
Total noninterest expenses	$305,453	$83,653	$136,188	n/m %	n/m %	n/m %

		Six Months Ended
		6/30/10	6/30/09	% Change
NONINTEREST INCOME
Customer fee income		$25,703	$25,369	1.3%
Wealth management income		8,913	12,051	(26.0)
Mortgage banking income		2,782	3,255	(14.5)
Bank-owned life insurance		6,924	5,062	36.8
Merchant processing income, net		-	1,427	n/m
Gain on certain derivative activities		632	2,220	(71.5)
Other		3,045	5,003	(39.1)
Operating noninterest income (noninterest income, excluding non-operating items)		47,999	54,387	(11.7)
Non-operating noninterest income		10,098	1,626	n/m
Total noninterest income		$58,097	$56,013	3.7%
NONINTEREST EXPENSES
Personnel expense		$70,226	$87,778	(20.0)%
Occupancy		19,471	18,942	2.8
Furniture and equipment		12,941	13,746	(5.9)
Professional services		10,624	8,858	19.9
Project NOW expense		-	1,579	n/m
Advertising and business development		2,155	3,390	(36.4)
Telecommunications		3,099	3,077	0.7
Amortization of intangibles		2,017	2,577	(21.7)
Regulatory assessments		15,858	11,134	42.4
Loan collection and foreclosed asset expense		10,632	12,138	(12.4)
Loss on nonmortgage loans held for sale		-	11,299	n/m
Loss on OREO		14,886	12,997	n/m
Other		12,201	14,865	(17.9)
Operating noninterest expenses (noninterest expenses, excluding non-operating items)		174,110	202,380	(14.0)
Non-operating noninterest expenses		214,996	24,049	n/m
Total noninterest expenses		$389,106	$226,429	71.8%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.

PAGE 7, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)
	Three Months Ended
	6/30/10	3/31/10	6/30/09
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)	$(309,545)	$(80,594)	$(89,676)
Add: Income tax expense (benefit)	(3,359)	(3,525)	(59,647)
Income (loss) before income taxes	(312,904)	(84,119)	(149,323)
Non-operating items:
(Gain) loss on securities	(10,487)	389	(4,580)
Goodwill impairment	214,118	-	2,511
Severance related benefits	-	878	829
Impairment of long lived assets	-	-	17,376
FDIC special assessment	-	-	5,700
Gain on early extinguishment of debt	-	-	(2,991)
PRE-TAX OPERATING LOSS (income (loss) before taxes, excluding non-operating items)	(109,273)	(82,852)	(130,478)
Add: Provision for credit losses	113,884	95,123	131,337
PRE-TAX, PRE-PROVISION OPERATING EARNINGS	$4,611	$12,271	$859

		Six Months Ended
		6/30/10	6/30/09
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)		$(390,139)	$(164,079)
Add: Income tax expense (benefit)		(6,884)	(109,353)
Income (loss) before income taxes		(397,023)	(273,432)
Non-operating items:
(Gain) loss on securities		(10,098)	(1,626)
Goodwill impairment		214,118	2,511
Severance related benefits		878	829
Impairment of long lived assets		-	17,376
FDIC special assessment		-	5,700
(Gain) loss on early extinguishment of debt		-	(3,043)
Loss on repurchase of auction rate securities		-	676
PRE-TAX OPERATING LOSS (income (loss) before taxes, excluding non-operating items)		(192,125)	(251,009)
Add: Provision for credit losses		209,007	273,964
PRE-TAX, PRE-PROVISION OPERATING EARNINGS		$16,882	$22,955

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG's web site: www.thesouthgroup.com.